UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2006

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 22, 2006, the Registrant entered into a Second Amendment to Lease Agreement (the “Amendment”) with PTF for Operating Engineers, LLC, an unrelated third party (the “Landlord”), pursuant to which the Registrant agreed to extend the lease term of its existing lease for an aggregate of 122,227 square feet of warehouse and office space located at 340 El Camino Real South, Salinas, California (the “Property”) by five years, commencing on July 1, 2007 and ending on June 30, 2012.

In addition to its proportionate share of Landlord’s maintenance expenses, under the Amendment, the Registrant must pay Landlord a monthly base rent of $41,800 from July 1, 2007 through June 30, 2008; $42,900 from July 1, 2008 through June 30, 2009; $44,550 from July 1, 2009 through June 30, 2010; $45,650 from July 1, 2010 through June 30, 2011; and $47,300 from July 1, 2011 through June 30, 2012. The Registrant has an option to extend the lease term for an additional period of five years, commencing on July 1, 2012 and ending on June 30, 2017. A copy of the Amendment is attached to this current report as Exhibit 10.1 and is incorporated by reference to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Second Amendment to Lease Agreement, dated as of September 22, 2006, by and between PTF for Operating Engineers, LLC and Excelligence Learning Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCELLIGENCE LEARNING CORPORATION

Date: September 27, 2006	By:	/s/ Ronald Elliott
		Name:	Ronald Elliott
		Title:	Chief Executive Officer